SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2013

CONTANGO ORE, INC
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-54136 (Commission File Number)	27-3431051 (I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 960
Houston, Texas	77098
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 960-1901

                             Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 21, 2013, the Board of Directors of Contango ORE, Inc. (the “Company”) approved an amendment to the Company's Rights Agreement dated as of December 20, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent (as so amended, the “Rights Plan”). The following description of the terms of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The amendment increases the stock ownership threshold at which the rights become exercisable from fifteen percent (15%) to twenty percent (20%).

The disclosure set forth in Item 3.02 of this Form 8-K is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

On March 22, 2013, the Company completed the issuance and sale of an aggregate of 1,230,999 units (“Units”) at a price of $12.00 per Unit with each Unit consisting of (i) one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) a five-year warrant to purchase one (1) share of Common Stock at $10.00 per share (the “Warrant”), in a private placement to certain investors (the “Investors”) pursuant to a Subscription Agreement dated as of March 22, 2013 between the Company and each Investor. Aggregate gross proceeds totaled approximately $14.8 million. The Company will use the net proceeds from this offering to fund its 2013 exploration program in Alaska and for general corporate purposes, estimated at approximately $13 million, assuming success on our initial drill holes on new prospects. Petrie Partners Securities, LLC acted as sole placement agent in connection with the transaction.
The shares sold in the private placement were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The bases for the availability of this exemption include the facts that the issuance was a private transaction which did not involve a public offering and the shares were offered and sold to a limited number of investors.
Pursuant to a Registration Rights Agreement dated as of March 22, 2013 (the “Registration Rights Agreement”), between the Company and each Investor, the Company agreed to file a registration statement with the Securities and Exchange Commission at any time one year after the private placement in order to register the resale of the Shares upon demand by the Investors.
Pursuant to the Warrants dated as of March 22, 2013 between the Company and each Investor, the Warrants will be exercisable, in full or in part, at any time after the date that is six months following issuance of the Warrants and prior to the fifth anniversary of their issuance, at an exercise price of $10.00 per share of Common Stock. The Warrants will also provide for certain adjustments that may be made to the exercise price and the number of shares of Common Stock issuable upon exercise due to future corporate events or otherwise. The Warrants contain a “cashless exercise” feature that allows the Investor to exercise the Warrants without a cash payment to the Company upon the terms set forth in the Warrants.

A complete copy of the Form of Subscription Agreement, the Registration Rights Agreement and the Warrant are filed herewith as exhibits to this report and are incorporated herein by reference.
Item 3.03    Material Modifications to Rights of Security Holders.

The information set forth under “Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

4.1	Amendment No. 1 to Rights Agreement, dated as of March 21, 2013, between Contango ORE, Inc. and Computershare Trust Company, N.A., as Rights Agent
10.1    Form of Subscription Agreement dated as of March 22, 2013.
10.2    Form of Registration Rights Agreement dated as of March 22, 2013.
10.3    Form of Warrant dated as of March 22, 2013
99.1    Press Release dated March 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By: :/s/ SERGIO CASTRO
Sergio Castro
    Vice President and Chief Financial Officer

Dated: March 25, 2013